UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39529	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value[1]	BNL	New York Stock Exchange
Class A Common Stock, $0.00025 par value[1]	BNL	New York Stock Exchange

1 Each share of Class A Common Stock will automatically convert to one share of Common Stock and begin trading as Common Stock on the New York Stock Exchange on March 22, 2021.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01        Entry into a Material Definitive Agreement

As previously disclosed, Broadstone Net Lease, Inc. (the “Company”), Broadstone Net Lease, LLC, the Company’s operating company (the “Operating Company”), Capital One, National Association, as administrative agent (“Capital One”), the lenders party thereto (the “Term Loan Lenders”) and the other financial institutions party thereto entered into a Term Loan Agreement effective as of February 27, 2019 (as amended as of July 1, 2019 and September 21, 2020, the “Term Loan Agreement”).

On March 12, 2021, the Company, the Operating Company, Capital One, and the Lenders entered into a Third Amendment to the Term Loan Agreement (the “Amendment”).  The Amendment restated the definition of “Applicable Margin” on any term loan under the Term Loan Agreement, as detailed further in the Amendment.  Based upon the Company’s current credit rating, the Operating Company will benefit from a 60 basis point reduction in its Applicable Margin pursuant to the Amendment.

Further, pursuant to the Amendment, the Operating Company repaid in full the outstanding commitments owed to Raymond James Bank, N.A. and Synovus Bank (together, the “Exiting Lenders”), and as of March 12, 2021, the Exiting Lenders ceased to be Lenders under the Term Loan Agreement.  Additionally, the Operating Company elected to repay an additional $10 million in principal, reducing the outstanding balance under the Term Loan Agreement to $400 million.

Except as expressly amended pursuant to the Amendment, the terms and conditions of the Term Loan Agreement remain in full force and effect.

The foregoing description of the terms of the Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On March 12, 2021, the Company implemented an internal restructuring. In connection with that restructuring, the Company eliminated the position of Chief Investment Officer (“CIO”). As a result, Sean T. Cutt, the Company’s Executive Vice President and CIO will depart the Company, effective March 31, 2021.  The Company intends to pay severance to Mr. Cutt in accordance with Section 4(d) of Mr. Cutt’s Amended and Restated Employment Agreement effective February 7, 2020 (the “Amended and Restated Employment Agreement”).  A copy of the Amended and Restated Employment Agreement was previously filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 7, 2020.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Third Amendment to Term Loan Agreement, dated as of March 12, 2021, by and among the Company, the Operating Company, as the borrower, Capital One, National Association, and other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer and Secretary

Date: March 18, 2021